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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Toymax International, Inc.
Plainview, New York

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 19, 2000, relating to the consolidated financial statements and schedule of Toymax International, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2000.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

New York, New York
January 29, 2001